Exhibit 5.1

October 8, 2025

Bitcoin Depot Inc.

2870 Peachtree Road NE, Suite 327

Atlanta, GA 30305

Ladies and Gentlemen:

We have acted as special counsel for Bitcoin Depot Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 4,285,716 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (the “Common Stock”). The Shares are to be sold pursuant to a Securities Purchase Agreement dated October 6, 2025 (the “Securities Purchase Agreement”), between the Company and each investor named therein.

In connection with the offering and sale of the Shares, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) (i) a registration statement on Form S-3 (File No. 333-288208) (as amended, the “Registration Statement”), (ii) a base prospectus dated July 1, 2025 (the “Base Prospectus”), and (iii) a prospectus supplement (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”) dated October 6, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinion expressed herein, we have examined, among other things, (i) the Second Amended and Restated Certificate of Incorporation of the Company (ii) the Amended and Restated Bylaws of the Company, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the offering, including resolutions of the Board of Directors and the Pricing Committee of the Board of Directors of the Company, (iv) the Registration Statement, (v) the Securities Purchase Agreement, (vi) the Prospectus and (vii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of public officials and corporate officers of the Company, without further investigation as to the facts set forth therein.

October 8, 2025 Page 2

In connection with this opinion, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement, and (vii) the Securities Purchase Agreement has been duly authorized and validly executed and delivered by the Company and the other parties thereto.

The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is given as of the date hereof, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.